Consent of Independent Registered Public Accounting Fir

We consent to the incorporation by reference in the following Registration Statement (Form S-8 No. 333-103754) pertaining to The Timken Company Savings Plan for Certain Bargaining Associates of our report dated June 29, 2015, with respect to the financial statements and schedules of The Timken Company Savings Plan for Certain Bargaining Associates included in this Annual Report (Form-11-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Akron, Ohio
June 29, 2015